Exhibit 99.1

Novatel Wireless Reports Second Quarter 2014 Financial Results

SAN DIEGO--(BUSINESS WIRE)--August 6, 2014--Novatel Wireless, Inc. (NASDAQ: NVTL), a leading provider of Internet of Things (IoT) wireless solutions, announced financial results for the second quarter ended June 30, 2014.

Revenue in the second quarter was $37.3 million, down 23% compared to $48.3 million in the first quarter of 2014. GAAP net loss in the quarter was $17.4 million, or $(0.51) per share, compared to a loss of $9.0 million, or $(0.26) per share, in the first quarter of 2014. The net loss for the second quarter of 2014 included approximately $5.3 million in restructuring charges, including approximately $3.7 million related to the termination of our former CEO. On a non-GAAP basis, net loss for the quarter was $11.2 million, or $(0.33) per share, compared to a loss of $7.1 million, or $(0.21) per share, in the first quarter of 2014. A reconciliation of GAAP to non-GAAP measures is included in the accompanying tables.

"The second quarter represented a sea-change for the Company with the Board of Directors making a decision to change senior leadership. The quarter’s results were adversely impacted by significant additional restructuring charges, which we now believe are largely behind us, and increased inventory reserves. We are now in the process of charting a new direction for the Company which is centered around integrating our current two segments – Mobil Computing and M2M – into one synergistic business strategy which will revolve around a suite of products and services for IoT," said Alex Mashinsky, interim CEO of Novatel Wireless. "We are committed to growing our revenues, our margins and all of our operating income metrics over time and expect that our new strategies will help us achieve those goals."

Third Quarter 2014 Business Outlook

Based on the significant changes in our senior executive management team, the ongoing restructuring effort and the development of the Company’s new strategies, including the further integration of our Mifi and M2M product lines, the Company is suspending the providing of forward quarterly guidance until it has better visibility of projected results.

Conference Call Information

Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

  In the United States, call 1-877-317-6789
  International parties can access the call at 1-412-317-6789

Novatel Wireless will offer a live webcast of the conference call, which will be accessible from the "Investors" section of the Company's website at www.NVTL.com. A telephonic replay of the conference call will also be available one hour after the call and will be available for 90 days. To hear the replay, parties in the United States may call 1-877-344-7529 and enter conference code 10050362#. International parties may call 1-412-317-0088 and enter the same code.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is a leader in the design and development of intelligent wireless solutions based on 2G, 3G and 4G technologies. The Company delivers specialized wireless solutions to carriers, distributors, retailers, OEMs and vertical markets worldwide. Product lines include MiFi Intelligent Mobile Hotspots, Ovation™ USB modems, Expedite embedded modules, Mobile Tracking Solutions, Asset Tracking Solutions, and Enabler smart M2M modules. These innovative products provide anywhere, anytime communications solutions for consumers and enterprises. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.nvtl.com. (NVTL)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management's current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as "may," "estimate," "anticipate," "believe," "expect," "intend," "plan," "project," "will" and similar words and phrases indicating future results. The information presented in this release related to our financial results for the second quarter ended June 30, 2014, as well as statements regarding new product launches, are forward-looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from the Company's expectations.

Factors that could cause actual results to differ materially from Novatel Wireless' expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end user acceptance of the Company's current products and market demand for the Company's anticipated new product offerings, (5) increased competition and pricing pressure from current or future wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company's ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) dependence on a small number of customers, (11) the effect of changes in accounting standards and in aspects of our critical accounting policies and (12) the Company's plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP operating expenses, net loss and loss per share exclude stock-based compensation expenses, acquisition-related intangible-asset amortization and restructuring charges.

Adjusted EBITDA and Non-GAAP net loss, loss per share, operating expenses, and gross margin are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income, diluted earnings per share, operating expenses, gross margin or any other performance measure determined in accordance with GAAP. We present adjusted EBITDA and non-GAAP net loss, loss per share, operating expenses, and gross margin because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company's stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP operating expenses, net loss and loss per share, management excludes stock-based compensation expenses, acquisition-related intangible-asset amortization and restructuring charges to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP operating expenses, net loss and loss per share also facilitates a comparison of Novatel Wireless' underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP operating expenses, net loss and loss per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP operating expenses, net loss and loss per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Limitations in relying on non-GAAP operating expenses, net loss and loss per share include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP operating expenses, net loss and loss per share differently than we do, limiting their usefulness as a comparative tool.

In addition, the adjustments to our GAAP operating expenses, net loss and loss per share reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP operating expenses, net loss, loss per share and gross margin. For more information, see the consolidated statements of operations and the "Reconciliation of GAAP Net Loss to Non-GAAP Net Loss" contained in this press release.

(C) 2014 Novatel Wireless, Inc. All rights reserved. The Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc.

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net revenues	$37,270	$91,124	$85,554	$177,045
Cost of net revenues	33,283	72,100	71,499	141,173
Gross profit	3,987	19,024	14,055	35,872

Operating costs and expenses:
Research and development	8,540	13,018	17,158	26,829
Sales and marketing	3,031	5,854	7,026	11,610
General and administrative	4,423	7,755	9,499	14,081
Amortization of purchased intangible assets	141	141	281	281
Restructuring charges	5,250	-	6,416	-
Total operating costs and expenses	21,385	26,768	40,380	52,801

Operating loss	(17,398)	(7,744)	(26,325)	(16,929)

Other income (expense):
Interest income, net	20	21	35	78
Other expense, net	(13)	(65)	(57)	(142)

Loss before income taxes	(17,391)	(7,788)	(26,347)	(16,993)

Income tax provision	24	104	49	21

Net loss	$(17,415)	$(7,892)	$(26,396)	$(17,014)

Per share data:

Net loss per share:
Basic and diluted	$(0.51)	$(0.23)	$(0.77)	$(0.50)

Weighted average shares used in computation of
net loss per share:
Basic and diluted	34,320	33,915	34,246	33,817

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS

Current assets:

Cash and cash equivalents	$8,925	$2,911
Marketable securities	13,503	16,612
Restricted marketable securities	-	2,566
Accounts receivable, net	25,636	39,985
Inventories, net	26,022	27,793
Deferred tax assets, net	100	100
Prepaid expenses and other	3,094	5,662
Total current assets	77,280	95,629

Property and equipment, net	7,199	9,901
Marketable securities	-	3,443
Intangible assets, net	1,626	2,131
Deferred tax assets, net	81	81
Other assets	677	280
Total assets	$86,863	$111,465

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$26,893	$24,538
Accrued expenses	23,086	23,271
Current portion of litigation settlement	4,326	4,326
Short-term margin loan facility	-	2,566
Total current liabilities	54,305	54,701
Other long-term liabilities	1,784	1,848
Non-current portion of litigation settlement	10,000	10,000

Total liabilities	66,089	66,549

Stockholders' equity:

Common stock	34	34
Additional paid-in capital	443,621	441,368
Accumulated other comprehensive income	6	5
Accumulated deficit	(397,887)	(371,491)
	45,774	69,916
Treasury stock at cost	(25,000)	(25,000)
Total stockholders' equity	20,774	44,916

Total liabilities and stockholders' equity	$86,863	$111,465

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(17,415)	$(7,892)	$(26,396)	$(17,014)

Adjustments to reconcile net loss to net cash provided (used in)
by operating activities:
Depreciation and amortization	1,916	2,234	4,041	4,544
Provision for bad debts	79	226	109	382
Provision for excess and obsolete inventory	2,853	1,758	3,033	1,823
Share-based compensation expense	762	940	1,239	1,889
Non-cash income tax benefit	6	72	-	(48)
Changes in assets and liabilities:
Accounts receivable	4,313	3,715	14,241	2,689
Inventories	(3,746)	(465)	(1,262)	8,296
Prepaid expenses and other assets	(248)	(663)	2,170	(608)
Accounts payable	3,662	4,966	2,487	4,322
Accrued expenses, income taxes, and other	3,460	(273)	1,375	226

Net cash provided by (used in) operating activities	(4,358)	4,618	1,037	6,501

Cash flows from investing activities:
Purchases of property and equipment	(728)	(873)	(1,241)	(3,725)
Purchases of marketable securities	(826)	(5,907)	(826)	(9,661)
Marketable securities maturities/sales	3,381	11,357	9,945	14,516

Net cash provided by investing activities	1,827	4,577	7,878	1,130

Cash flows from financing activities:
Proceeds from the issuance of short-term debt, net of issuance costs	-	3,000	-	10,000
Principal repayments of short-term debt	(298)	(6,266)	(2,566)	(8,444)
Restricted cash related to short-term debt	-	661	-	-
Taxes paid on vested restricted stock, net of proceeds from stock options exercised	(67)	43	(284)	(261)
Net cash provided by (used in) financing activities	(365)	(2,562)	(2,850)	1,295
Effect of exchange rates on cash and cash equivalents	(6)	(42)	(51)	(107)

Net increase (decrease) in cash and cash equivalents	(2,902)	6,591	6,014	8,819
Cash and cash equivalents, beginning of period	11,827	18,272	2,911	16,044
Cash and cash equivalents, end of period	$8,925	$24,863	$8,925	$24,863

NOVATEL WIRELESS, INC.
Preliminary Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
Three and Six Months Ended June 30, 2014
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2014		June 30, 2014

				Income (Loss)
	Net Income	Income (Loss) Per		Per Share,
	(Loss)	Share, Diluted	Net Income (Loss)	Diluted

GAAP net loss	$(17,415)	(0.51)	$(26,396)	$(0.77)

Adjustments:
Share-based compensation expense (a)	762	0.02	1,239	0.04

Acquisition related charges (b)	224	0.01	448	0.01

Restructuring charges (c)	5,250	0.15	6,416	0.19
Non-GAAP net loss	$(11,179)	$(0.33)	$(18,293)	$(0.53)

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.
(b) Adjustments reflect amortization of purchased intangibles.
(c) Adjustments reflect restructuring and severance charges.

See "Non-GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
(in thousands)
(Unaudited)

Three Months Ended June 30, 2014
		Share-based	Purchased
		compensation	intangibles
		expense	amortization	Restructuring
	GAAP	(a)	(b)	charges (c)	Non-GAAP

Cost of net revenues	$33,283	$11	$83	$-	$33,189

Operating costs and expenses:
Research and development	8,540	210	-	-	8,330
Sales and marketing	3,031	143	-	-	2,888
General and administrative	4,423	398	-	-	4,025
Amortization of purchased intangibles assets	141	-	141	-	-
Restructuring charges	5,250	-	-	5,250	-
Total operating costs and expenses	$21,385	751	141	5,250	$15,243

Total		$762	$224	$5,250

Six Months Ended June 30, 2014

		Share-based	Purchased
		compensation	intangibles
		expense	amortization	Restructuring
	GAAP	(a)	(b)	charges (c)	Non-GAAP

Cost of net revenues	$71,499	$(19)	$167	$-	$71,351

Operating costs and expenses:
Research and development	17,158	257	-	-	16,901
Sales and marketing	7,026	222	-	-	6,804
General and administrative	9,499	779	-	-	8,720
Amortization of purchased intangibles assets	281	-	281	-	-
Restructuring charges	6,416	-	-	6,416	-
Total operating costs and expenses	$40,380	1,258	281	6,416	$32,425

Total		$1,239	$448	$6,416

(a) Adjustments reflect share-based compensation expense recorded under ASC Topic 718.
(b) Adjustments reflect amortization of purchased intangibles.
(c) Adjustments reflect restructuring and severance charges.

See "Non-GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
Three and Six Months Ended June 30, 2014
(in thousands)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014

Loss before income taxes	$(17,391)	$(26,347)
Depreciation and amortization	1,916	4,041
Share-based compensation expense	762	1,239
Restructuring charges	5,250	6,416
Other expense (income)	(7)	22
Adjusted EBITDA	$(9,470)	$(14,629)

See "Non-GAAP Financial Measures" for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Segment Reporting
Three and Six Months Ended June 30, 2014 and 2013
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net revenues by reportable segment:
Mobile Computing Products	$27,497	$80,823	$63,695	$156,443
M2M Products and Solutions	9,773	10,301	21,859	20,602
Total	$37,270	$91,124	$85,554	$177,045

Operating loss by reportable segment:
Mobile Computing Products	$(12,246)	$(3,348)	$(18,372)	$(8,848)
M2M Products and Solutions	(5,152)	(4,396)	(7,953)	(8,081)
Total	$(17,398)	$(7,744)	$(26,325)	$(16,929)

	June 30,	December 31,
	2014	2013
Identifiable assets by reportable segment:
Mobile Computing Products	$73,853	$96,516
M2M Products and Solutions	13,010	14,949
Total	$86,863	$111,465

CONTACT:
The Blueshirt Group
Dave Niederman, 415-489-2189
david@blueshirtgroup.com
or
Novatel Wireless, Inc.
Tom Allen, 858-431-3771
Interim CFO
tallen@nvtl.com